Exhibit 99.2

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of December 31, 2002. A subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Incorporated In
AMTX, Inc.	Delaware
Bradley Company	Ohio
Carmel Valley, Inc.	Delaware
Chrystal Software, Inc.	Delaware
ContentGuard Holdings, Inc.	Delaware (16)
ContentGuard, Inc.	Delaware
Copicentro N.V.	Netherlands Antilles
FairCopy Services Inc.	Canada
Fourth Xerox Receivables LLC	Delaware
GroupFire, Inc.	California
Gyricon Media Inc.	Delaware (18)
Gyricon Media LLC	Delaware (17)
IGHI, Inc.	Delaware
Xerox Global Services Limited	United Kingdom
Delphax Systems GmbH	Germany
InConcert, Inc.	Delaware
Infotonics Technology Center Inc.	New York (19)
Institute for Research on Learning	Delaware
Intelligent Electronics, Inc.	Pennsylvania
Xerox Connect, Inc.	Pennsylvania
Jeremiad Co.	Delaware
Kapwell Holdings, Ltd.	Bermuda
Proyectos Inverdoco, C.A.	Venezuela
Leeroit S.A.	Ecuador
LiveWorks, Inc.	Delaware
Low-Complexity Manufacturing Group, Inc.	Delaware
New PARC LLC	Delaware
Pacific Services and Development Corporation	Delaware
Inversiones San Simon, S.A.	Venezuela
Estacionamiento Bajada III, C.A.	Venezuela
PageCam, Inc.	Delaware
Palo Alto Research Center Incorporated	Delaware
PixelCraft, Inc.	Delaware
Securities Information Center, Inc.	Delaware
SCC Burton Corporation	Delaware
79861 Ontario Inc.	Ontario
Terabank Systems, Inc.	Delaware
The Xerox Foundation	Delaware
Third Xerox Receivables LLC	Delaware
Uppercase, Inc.	Delaware
XDI, Inc.	Delaware
Xerox Antilliana N.V.	Netherlands Antilles
Xerox Antilliana (Aruba) N.V.	Aruba
Xerox Antilliana (St. Maarten) N.V.	Netherlands Antilles
Xerox Argentina, I.C.S.A.	Argentina
Xerox Canada Capital Ltd.	Canada
Xerox Canada Inc.	Ontario
832667 Ontario Inc.	Ontario

1192990 Ontario Inc.	Ontario
1324029 Ontario Inc.	Ontario
1343175 Ontario Inc.	Ontario
Xerox (Barbados) SRL	Barbados (15)
Xerox (Barbados) Leasing SRL	Barbados
Xerox Business Centre (Ireland) Limited	Ireland
Xerox Electronic (Ireland) Limited	Ireland
Xerox Finance (Luxembourg) Sarl	Luxembourg
Xerox Hardware (Ireland) Limited	Ireland
Xerox Toner (Ireland) Limited	Ireland
Xerox Canada Acceptance Inc.	Canada
Xerox Canada Facilities Management Ltd.	Ontario
Xerox Canada Finance Inc.	Ontario
Xerox Canada Leasing Partnership	Ontario (20)
Xerox Canada Ltd.	Canada (4)
965905 Alberta Ltd.	Alberta
Ionographic Operations Partnership	Massachusetts (22)
Xerox Canada Manufacturing & Research Inc.	Ontario
Xerox Capital, LLC	Turks & Caicos Islands (9)
Xerox Capital de Mexico S.A. de C.V.	Mexico
Xerox Capital Services LLC	Delaware (21)
Xerox Capital Trust I	Delaware (11)
Xerox Capital Trust II	Delaware
Xerox de Chile S.A.	Chile
Xerox de Colombia S.A.	Colombia
Xerox Color Printing, Inc.	Delaware
Xerox de Costa Rica, S.A.	Costa Rica
Xerox Developing Markets Limited	Bermuda
Sidh Securities Limited	Mauritius
Xerox Dominicana, C. por A.	Dominican Republic
Xerox del Ecuador, S.A.	Ecuador
Xerox de El Salvador, S.A. de C.V.	El Salvador
Xerox Export, LLC	Delaware
Xerox Finance, Inc.	Delaware
Xerox (Austria) Holdings GmbH	Austria
Xerox Investments Holding (Bermuda) Limited	Bermuda
Xerox Financial Services, Inc.	Delaware
Ridge Reinsurance Limited	Bermuda
Talegen Holdings, Inc.	Delaware
Talegen Properties, Inc.	Delaware
Xerox Credit Corporation	Delaware
Fifth XCC Receivables LLC	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox Funding Corporation	Delaware
Xerox Funding LLC II	Delaware
Xerox de Guatemala, S.A.	Guatemala
XGUA Servicios, Ltda.	Guatemala
Xerox d’Haiti, S.A.	Haiti
Xerox de Honduras, S.A.	Honduras
Xerox Holding LLC	Delaware
Xerox Equipment LLC	Delaware
Xerox Funding LLC	Delaware
Xerox Equipment Lease Owner Trust 2001-1	Delaware
Xerox Imaging Systems, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California (10)
Xerox International Realty Corporation	Delaware
Xerox Canada Realty Inc.	Ontario (3)
Xerox Investments Europe B.V.	Netherlands
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Bipolar Limited	Ireland

Xerox Channels Limited	Ireland
Xerox Ink Jet (Ireland) Limited	Ireland
Xerox Ink Tanks (Ireland) Limited	Ireland
Xerox XF Holdings (Ireland) Limited	Ireland
Xerox Finance (Cyprus) Limited	Cyprus
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Leasing Ireland Limited	Jersey
Xerox Israel Ltd.	Israel
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Engineering Systems Europe Limited	United Kingdom
Xerox Research (UK) Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom0
Xerox Capital (Europe) plc	United Kingdom (13)
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom (12)
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom (6)
Xerox Holding (Nederland) B.V.	Netherlands
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox Office Printing Distribution B.V.	Netherlands
Xerox XHB Limited	Bermuda (6)
Xerox XIB Limited	Bermuda (6)
Xerox Limited	United Kingdom (6)
City Paper Limited	United Kingdom
Continua Limited	United Kingdom
Continua S.A.	France
Continua Sanctum Limited	United Kingdom
Xerox Property Services Limited	United Kingdom
NV Xerox Credit S.A.	Belgium
NV Xerox Management Services S.A.	Belgium
N.V. Xerox S.A.	Belgium
The Xerox (UK) Trust	United Kingdom
Westbourne Limited	United Kingdom
Xerox AB	Sweden
RE Forvaltning AB	Sweden
Amanuens Document AB	Sweden
Xerox AG	Switzerland
Xerox Office Supplies AG	Switzerland
Xerox A/S	Denmark
Xerox Finans	Denmark
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Business Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Office Supplies GmbH	Austria
Xerox Beograd d.o.o.	Yugoslavia
Xerox Bulgaria	Bulgaria
Xerox Buro Araciari Ticaret ve Servis A.S.	Turkey
Xerox Channels Limited	United Kingdom
Xerox (C.I.S.) LLC	Russia
Xerox Credit AB	Sweden
XEROX CZECH Republic s r.o.	Czech Republic
Xerox Direct Rhein-Main GmbH	Germany
Xerox Espana-The Document Company, S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox de Financiacion S.A.U., E.F.C.	Spain

Xerox Office Supplies S.A.U.	Spain
Xerox Exports Limited	United Kingdom
Xerox Fabricacion S.A.U.	Spain
Xerox Finance AG	Switzerland
Xerox Finance (Nederland) BV	Netherlands
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Office Printing GmbH	Germany
Xerox Hellas AEE	Greece
Xerox Hungary Ltd	Hungary
Xerox (Ireland) Limited	Ireland
Xerox Modicorp Ltd	India (8)
Xerox (Nederland) BV	Netherlands
“Veco” Beheer Onroerend Goed BV	Netherlands
Xerox Document Supplies BV	Netherlands
Xerox Rentalease BV	Netherlands
Xerox Services BV	Netherlands
Xerox (Nigeria) Limited	Nigeria
Xerox Office Printing S.A.S	France
Xerox Oy	Finland
Asunto Oy Kristiinanvalli	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp.zo.o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal
CREDITEX—Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox (Romania) SRL	Romania
Xerox Slovenia d.o.o.	Slovenia
Xerox South Africa (Proprietary) Limited	South Africa (23)
Laser Facilities (Proprietary) Limited	South Africa (23)
Letlapa Xerox (Pty) Ltd.	South Africa (23)
University Document Management Services (Proprietary) Limited	South Africa (23)
Xerox Namibia (Proprietary) Limited	South Africa (23)
Xerox S.p.A.	Italy
Xerox Telebusiness GmbH	Germany
Xerox—THE DOCUMENT COMPANY S.A.S.	France
Xerobail S.A.	France
Xerox Document Services SNC	France
Set Electronique SA	France
SCI Hieroglyphe	France
Set Belgium (EPC)	Belgium
Set Engineering SA	France
Set Italia	Italy
Set R&D Belgium (EES)	Belgium
Set UK Limited	United Kingdom
Xerox Business Services SNC	France
Xerox Document Supplies SNC	France
Xerox (UK) Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Inserco Manufacturing Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Office Supplies Limited	United Kingdom
Xerox (R & S) Limited	United Kingdom
Xerox (Ukraine) Ltd LLC	Ukraine
Xexco Trading Limited	United Kingdom
Xerox West Africa Limited	United Kingdom
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Lease Funding LLC	Delaware
Xerox Lease Equipment LLC	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico

Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Equipment Limited	Bermuda
Xerox Maroc S.A.	Morocco (2)
Xerox Products Limited	Bermuda
Xerox de Nicaragua, S.A.	Nicaragua
Xerox de Panama, S.A.	Panama
Xerox del Paraguay SRL	Paraguay
Xerox Participacoes Ltda.	Brazil
Xerox do Brasil Ltda.	Brazil
Astor Administracao De Bens e Participacoes Ltda.	Brazil (1)
Centro de Desenvolvimiento de Sistemas de Vitoria S/A	Brazil
J.D.R. Vitoria Equipamentos S.A.	Brazil
Xerox Comercio e Industria Ltda	Brazil
Modern High Tech Web SA	Brazil
Xerox Desenvolvimento de Sistemas e de Technologia Ltda	Brazil
Xerox del Peru, S.A.	Peru
Xerox Real Estate Services, Inc.	New York
Xerox Realty Corporation	Delaware
Lansdowne Residential LLC	Virginia
Xerox Realty Corp. (California)	California
XRC Realty Corp. West	California
Xerox Servicios Tecnicos, C.A.	Venezuela
Xerox de Venezuela, C.A.	Venezuela (5)
Xerox Special Holding LLC	Delaware
Xerox Special Funding LLC	Delaware
Xerox Special Equipment LLC	Delaware
Xerox Trinidad Limited	Trinidad
Xerox Uruguay S.A.	Uruguay
Xerox XBS Warehouse Holding LLC	Delaware
Xerox XBS Warehouse Funding LLC	Delaware
Xerox XBS Warehouse Funding II LLC	Delaware
Xerox Zona Libre, S.A.	Panama
XES Merger Corp.	Delaware
XESystems Foreign Sales Corporation	Barbados
XESystems, Inc.	Delaware
XE Holdings, Inc.	Delaware
Xerox Engineering Systems AG	Switzerland
Xerox Engineering Systems Espanola SA	Spain
Xerox Engineering Systems SpA	Italy
Xerox ColografX Systems, Inc.	California
Synergix Image Solutions Suzhou Co. Ltd.	China
Xerox Engineering Systems B.V.	Netherlands
Xerox Engineering Systems GmbH	Germany
Xerox Engineering Systems N.V.	Belgium
Xerox Engineering Systems S.A.	France
XESystems Canada Inc.	Ontario
XESystems Foreign Sales Corporation	Barbados
XESystems UK Limited	United Kingdom
Xerox Engineering Systems Limited	United Kingdom
Xtended Memory Systems	California

(1)	Owned 40.01% by Xerox do Brasil, Ltda. and 59.99% by Xerox (Barbados) SRL and 2 shares by Carlos A. Salles.
(2)	Owned 99.9% by XMEIBL and .1% by several individuals.
(3)	1,000 shares held by Xerox Canada Inc. and 9,000 shares held by Xerox International Realty Corporation.

(4)	Owned 65% by Xerox Canada Inc. and 35% by Xerox Canada Finance Inc.
(5)	Owned 21.32% by Kapwell, Ltd., 65.43% by Xerox Servicios Tecnicos, C.A., and 13.25% by Inversiones San Simon, S.A
(6)	Includes indirect holdings.
(8)	Xerox Corporation has an indirect economic interest in 18.199% of XM through EMCO Finvest Limited, which is a controlled subsidiary of Spicecorp Ltd (formerly Modicorp Ltd) the joint venture partner. Xerox Corporation also owns an additional 4.421% through its wholly-owned subsidiary Xerox Developing Markets Limited. The total ownership by Xerox Corporation is 68.199%.
(9)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(10)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).
(11)	Xerox Capital Trust I is a Delaware statutory business trust which is 100% beneficially owned by Xerox Corporation. The Trust is a special purpose financing vehicle.
(12)	50% owned by XRI Limited.
(13)	Owned 99% by Xerox Overseas Holdings Limited and 1% by Mitcheldean Enterprise Workshops Limited as nominee for Xerox Overseas Holdings Limited.
(15)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.
(16)	Owned 75% by Xerox Corporation and 25% by Microsoft Corporation.
(17)	Owned 78.2% by Xerox Corporation, 17.7% by e-PaperSign, LLC, 4% by New Ventures and .1% by Gyricon Media Inc.
(18)	Owned 50% by Xerox Corporation and 50% by e-PaperSign, LLC.
(19)	This a not-for-profit corporation which will act as a research and development consortium of businesses and universities. The initial members are Xerox, Corning, Kodak, University of Rochester, RIT and Cornell.
(20)	Xerox Canada Leasing Partnership is an Ontario partnership between Xerox Canada Inc. (99%) and Xerox Canada Finance Inc (1%).
(21)	Owned 19% by Xerox Corporation and 79% by GE Capital Information Technology Solutions, Inc.
(22)	Owned 66.995% by Xerox Canada Ltd. and 33.005% by Xerox Canada Inc.
(23)	Xerox does not have voting control and all South African entities are deconsolidated.